UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2006

MEDCO HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31312	22-3461740
(Commission File Number)	(I.R.S. Employer Identification No.)

100 Parsons Pond Drive, Franklin Lakes, NJ	07417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-269-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On September 5, 2006, Medco Health Solutions, Inc. (the “Company”) stated that its 2006 diluted earnings per share guidance range, excluding the effect of a first-quarter legal settlements charge of $0.32 per share, remains unchanged at $2.26 to $2.35 per share. Excluding approximately $0.36 per share in amortization of intangible assets and the legal settlements charge, Medco’s projected diluted earnings range remains at $2.62 to $2.71 per share. The 2006 estimates continue to include $0.10 to $0.16 per share in brand-name drug patent expiration opportunity.

The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing. This Current Report shall not be deemed an admission as to the materiality of any information in this Current Report, or that such furnishing is required under Regulation FD or other securities laws.

Cautionary Language Concerning Forward-Looking Statements

The information in this Current Report contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this Current Report should be evaluated together with the risks and uncertainties that affect the Company’s business, particularly those disclosed in the Risk Factors section of the Company’s Annual Report on Form 10–K and other reports and registration statements filed from time to time with the Securities and Exchange Commission (SEC File No. 1-31312). Such risk factors include, but are not limited to:

•	Risks associated with our acquisition of Accredo Health, Incorporated (“Accredo”), including the risk that we may fail to realize benefits such as the anticipated synergies associated with cost savings and sales opportunities, and an increase in credit risk resulting from the payment streams associated with specialty pharmacy accounts receivable;

•	Governmental investigations, and governmental, qui tam and other liability claims asserted against us, and any associated mandatory changes to our business practices;

•	Competition in the PBM and specialty pharmacy industries and in the broader healthcare industry;

•	Pressure on discounts and rebates from pharmaceutical manufacturers and margins in the PBM industry;

•	Our ability to obtain new clients and the possible termination of, or unfavorable modification to, contracts with key clients;

•	Risks and uncertainties regarding the implementation and ongoing execution of the Medicare Part D prescription drug benefit;

•	Possible regulatory changes affecting pricing, rebates, discounts or other practices of pharmaceutical manufacturers;

•	Risks associated with the secure storage and transmission of personal health information and other confidential data;

•	Developments in the healthcare industry, including the effect of increases in overall healthcare costs, changes in drug utilization and cost patterns and the introduction of new brand-name and/or generic drugs;

•	New or existing governmental regulations or legislation and changes in, or the failure to comply with, governmental regulations or legislation;

•	The possibility of a material non-cash charge to income if our recorded intangible assets are impaired or require accelerated amortization from a change in the remaining useful life;

•	Risks associated with our indebtedness and debt service obligations; and

•	General economic and business conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCO HEALTH SOLUTIONS, INC.

Date: September 5, 2006	By:	/s/ David S. Machlowitz
David S. Machlowitz
Senior Vice President, General Counsel and Secretary